United States
Securities and Exchange Commission
Washington, D.C. 20549
__________________________________________

Form 8-K


Current Report
Pursuant to Section 13 or 15(d) of The Securities
Exchange Act of 1934


Date of Report, November 17, 1997



NETOPIA, INC.
(Exact name of registrant as specified in its charter)

(formerly Farallon Communication, Inc.)



Commission File number 0-28450

Delaware			      94-3033136
(State or other jurisdiction of	      (I.R.S. Employer
incorporation or organization)	      Identification Number




2470 Mariner Square Loop
Alameda, California 94501
(Address of principal executive offices, including area code)
____________________________





(510) 814-5100
 (Registrant's telephone number)

Item 1. Changes in Control of Registrant.

Not Applicable.

Item 2. Acquisition or Disposition of Assets.

Not Applicable.

Item 3. Bankruptcy or Receivership.

Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant.

Not Applicable.

Item 5. Other Event.

Netopia, Inc. Changes Nasdaq Ticker Symbol to 'NTPA'

ALAMEDA, Calif., Nov. 17 /PRNewswire/ -- Netopia, Inc., formerly
Farallon Communications, Inc., today announced that it has changed its Nasdaq ticker symbol from "FRLN" to "NTPA" effective immediately.


Farallon Communications Announces Netopia, Inc.

Success of Internet/Intranet Business Drives Company to Change
Name and Nasdaq Ticker Symbol

ALAMEDA, Calif., November 10, 1997 - Farallon Communications,
Inc. (Nasdaq: FRLN), a leading provider of plug-and-play Internet connectivity solutions and real-time Internet/Intranet collaboration software, today announced that it has changed its name to Netopia, Inc. The Company also announced that effective November 17, 1997, its Nasdaq ticker symbol will change from "FRLN" to "NTPA." By incorporating the Netopia brand name into its new marketing initiatives, the Company recognizes the success of its Netopia family of Internet/Intranet connectivity hardware and collaboration software. The Company's name change also reflects the commitment to its vision of delivering "What the Internet Experience Should Be."
The Farallon division of Netopia, Inc. will continue to develop and support comprehensive LAN and WAN connectivity solutions for the Macintosh platform.

"Netopia has turned into one of the most powerful Internet brands in the marketplace," said Alan Lefkof, president and CEO, Netopia, Inc. "The strength of name recognition for Netopia Internet Routers and Netopia Virtual Office software became a compelling rationale for the change in our company name."

With the introduction of the Netopia product family in 1995, the Company significantly broadened its distribution channel through the addition of more than 200 Internet Service Providers (ISPs) worldwide and more than 1200 new certified value-added resellers. These partnerships have helped increase the Company's Internet/Intranet revenue to $20.2 million for the fiscal year ending September 30, 1997, representing 39% of the company's total revenue. The Company expects Internet/Intranet revenue to surpass 50% of total revenue during fiscal 1998.

"Changing the company name to Netopia, Inc. is excellent news for the investment community," said Christopher Stix, director, Institutional Research, Cowen & Company. "With over 8 million customers since
1986, Farallon is the second most recognized brand in the Macintosh industry behind Apple. However, the Farallon brand name no longer represents what the company as a whole offers to the Internet marketplace. With the introduction of Netopia, Inc., the company is now able to more clearly articulate its leadership position in the Internet/Intranet market."

About Netopia

Founded in 1986, Netopia, Inc., formerly Farallon Communications,
Inc., is dedicated to "making the Internet experience what it should be"
 through the development of complete, easy-to-use Internet connectivity solutions and real-time Internet/Intranet collaboration software.
The Company's products are designed to increase the productivity and efficiency of Internet and Intranet users and to target remote offices, home offices, mobile users, small businesses, and schools that may not have access to sophisticated technical support
Netopia's Farallon division is focused on developing award-winning
LAN networking products for both PCs and Macs. Further information can be obtained via phone 510/814-5000, fax 510/814-5023, Internet "info@netopia.com," or web www.netopia.com. Netopia products are available through distributors, ISPs and resellers worldwide, as well as through licensing relationships with other computer vendors. Netopia has its headquarters in Alameda, Calif., and its European office in Paris.

Press Contact:
Gwen Murphy
Netopia, Inc.
(510) 814-5307
gwenm@netopia.com

Item 6. Resignation of Registrant's Directors.

Not Applicable.

Item 7. Financial Statements and Exhibits.

Not Applicable.

Item 8. Change in Fiscal Year.

Not Applicable.





Signatures
	Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Netopia, Inc.

Date, November 17, 1997

X    /s/    James A. Clark

	James A. Clark
	Vice President and Chief Financial Officer
	Netopia, Inc.